Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-269909, 333-262994, 333-260925, 333-258780, 333-253677, 333-235776, and 333-231430) and Form S-3 (No. 333-271617) of Uber Technologies, Inc. of our report dated February 14, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 14, 2025